Tri-Continental Corporation

IRA Beneficiary Designation Form

Complete this form to update your beneficiary elections on your Tri-Continental Corporation IRA, Roth IRA, SEP IRA, SAR-SEP IRA, or SIMPLE IRA. This form may also be used to update the beneficiary elections on your inherited Tri-Continental Corporation retirement account. By submitting this form, you will completely replace all prior beneficiary designations (primary and/or contingent), if any, for the accounts indicated.

Part 1	Depositor Information: (Please type or print.)

IRA Depositor/Stockholder Name (First, Middle Initial, Last)      Date of Birth (MM/DD/YYYY)   Social Security Number

Street Address or APO/FPO                City            State     ZIP Code

Mobile Phone Number                   Home Phone Number

Part 2	Account Information

The beneficiary designations provided on this form apply to: (Check A or B.)

☐ A. All accounts under my Social Security number (includes IRAs, Roth IRAs, SEP IRAs, SAR-SEP IRA, and SIMPLE IRAs).

☐ B. All accounts for the account type(s) indicated below:

☐ IRA ☐ Roth IRA ☐ SEP IRA ☐ SAR-SEP IRA ☐ SIMPLE IRA ☐ Inherited IRA

Note: If nothing is checked, this designation will apply to all IRAs under your Social Security number.

Part 3	Beneficiary Designation

Please read this information before completing this section. The total percentage for the primary beneficiary and contingent beneficiary (if applicable) designations must equal 100%. If no percentage allocations are provided, each primary beneficiary and/or contingent beneficiary (if applicable) will be divided equally. Please note, items marked with an asterisk are required to establish your beneficiary designation. You may wish to consult with a tax, legal or financial advisor before designating or modifying your beneficiary(ies) for your account.

All beneficiary designations will be per capita. Per capita means, the assets designated to a beneficiary will be divided equally among the remaining beneficiaries of the same status (primary or contingent) in the event he/she pre-deceases you. Per stirpes is not a permissible beneficiary designation.

∎	I hereby designate the following beneficiary(ies) to receive any assets remaining in my account upon my death, based on the percentage allocations provided below.

∎	If there is no designated primary beneficiary(ies) living at the time of my death, any remaining assets in my accounts shall be distributed to the surviving contingent beneficiary(ies), if applicable.

∎	If no primary or contingent beneficiary designation is in effect at the time of my death, or if all primary or contingent beneficiary(ies) have pre-deceased me, then my beneficiary shall be my estate.

∎	I reserve the right to change my beneficiary designation by filing an updated designation with the Service Agent, which will supersede any prior designation(s).

∎	If an attachment is required to complete this beneficiary designation, such attachment will contain the date, account number(s), required beneficiary information, and all appropriate signatures.

For assistance completing this form, please contact a representative at 800.345.6611 option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time.

CT-FR/115685 B (12/22)

Part 3	Beneficiary Designation (continued)

Select Primary or Contingent Status* (Select one)

☐ Primary ☐ Contingent

Whole Percentage*
Date of Birth or Trust Date
Beneficiary Name* Provide full name of Person, Trust, or Entity	(MM/DD/YYYY)*	Social Security Number

Address of Beneficiary

City	State	ZIP Code

Relationship* Identify the relationship between this beneficiary and the stockholder.

Select Primary or Contingent Status* (Select one)

☐ Primary ☐ Contingent

Whole Percentage*

Date of Birth or Trust Date
Beneficiary Name* Provide full name of Person, Trust, or Entity	(MM/DD/YYYY)*	Social Security Number

Address of Beneficiary

City	State	ZIP Code

Relationship* Identify the relationship between this beneficiary and the stockholder.

Select Primary or Contingent Status* (Select one)

☐ Primary ☐ Contingent

Whole Percentage*

Date of Birth or Trust Date
Beneficiary Name* Provide full name of Person, Trust, or Entity	(MM/DD/YYYY)*	Social Security Number

Address of Beneficiary

City	State	ZIP Code

Relationship* Identify the relationship between this beneficiary and the stockholder.

Minor Beneficiaries: If any beneficiary listed in this form is a minor, I request the proceeds be transferred to a Minor IRA account with             as the custodian. In the event that the custodian named is unable to serve at the time of settlement, I designate               as successor custodian. Once the minor reaches the general age of majority in the respective state, he/she will have the option to remove the custodian and re-register the account into their name alone (additional paperwork will be required).

For assistance completing this form, please contact a representative at 800.345.6611 option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time.

CT-FR/115685 B (12/22)

Part 4	Spousal Consent

Note: Spousal consent is required if you name a beneficiary other than your spouse and you reside in a community or marital property state.

This section should be reviewed if the depositor is married, resides in a community or marital property state, and designates a beneficiary other than their spouse. It is the depositor’s responsibility to determine if this section applies. The depositor may need to consult with legal counsel. Neither the Custodian, Tri-Continental Corporation (the Fund) nor Columbia Management Investment Services Corp. (the Service Agent) is liable for any consequences resulting from a failure of the depositor to provide proper spousal consent.

Current marital status:

☐ I am not married — I understand that if I become married in the future, I must complete a new Tri-Continental IRA Beneficiary Designation form.

☐ I am married — I understand that if I choose to designate a primary beneficiary other than my spouse, my spouse must sign below.

∎

I am the spouse of the above named depositor and I acknowledge that I have received a full and reasonable disclosure of my spouse’s property and financial obligations. Due to any possible consequences of giving up my community or marital property interest in this IRA, I have been advised to see a tax professional or legal adviser.

∎

I hereby consent to the beneficiary designation(s) indicated above. I assume full responsibility for any adverse consequences that may result. No tax or legal advice was given to me by the Custodian, the Fund or the Service Agent.

Print Name of Spouse	Signature of Spouse	Date (MM/DD/YYYY)
X

Print Name of Witness for Spouse	Signature of Witness for Spouse	Date (MM/DD/YYYY)
X

Part 5	Depositor’s Authorization

This designation is not effective until it is duly executed and filed with the Custodian, upon which it revokes and/or amends any prior designation of beneficiaries.

If the depositor is a minor under the laws of the depositor’s state or residence, a parent or guardian must also sign this form. Until the depositor reaches the age of majority, the parent or guardian will exercise the power and duties of the depositor.

Print Name of IRA Depositor/Stockholder or Authorized Individual	Print Name of Parent or Guardian (If Depositor is a Minor)

Signature of IRA Depositor/Stockholder or Authorized Individual	Signature of Parent or Guardian
X	X

Capacity (if applicable)	Date (MM/DD/YYYY)	Capacity (if applicable)	Date (MM/DD/YYYY)
	/ /		/ /

Part 6	Return Instructions

Regular mail	Tri-Continental Corporation	Overnight mail	Tri-Continental Corporation
	P.O. Box 219371		c/o SS&C GIDS, Inc.
	Kansas City, MO 64121-9371		430 W 7th Street, STE 219371
Kansas City, MO 64105-1407

For assistance completing this form, please contact a representative at 800.345.6611 option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time.

Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Columbia Management Investment Services Corp. is the service agent for Tri-Continental Corporation.

© 2022 Columbia Management Investment Advisers, LLC.	CT-FR/115685 B (12/22)
5321622 (12/22)